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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2003, except as to the effect of the matters described in Note 1 to the consolidated financial statements, which is as of October 24, 2003, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of The Andersons, Inc., which is incorporated by reference in The Andersons, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated October 24, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Toledo, OH
October 24, 2003